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                                                                   EXHIBIT 10.85

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                              Novation Agreement

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Date:

Parties: Microelectronic Packaging Inc.
         9350 Trade Place
         San Diego, CA 92128

         (hereinafter "MPI")

         Innoventure (S) Pte Ltd
         133 New Bridge Road #17-08
         Chinatown Point
         Singapore

         (hereinafter "Innoventure")

This agreement is supplemental an agreement between the same parties hereto dated 29 July 1993 (hereinafter "the Principal Agreement").

The parties hereto desire the Principal Agreement varied in the manner following:

Operative provisions

1. The Subcontracting Manufacturing Agreement provided for in clause 5 of the Principal Agreement to be entered into between themselves now be entered into between Microelectronic Packaging (S) Pte Ltd of 1003 Bukit Merah Central #07-07 Singapore 0315 (hereinafter "MPS") in place of MPI and PT Ironhill of Komplex Kebon Jeruk Baru, Blok A No. 13-14, Jakarta Barat, Indonesia (hereinafter "PTI") in place of Innoventure.

2. Each of the parties hereto releases the other from all obligations in regard to the supply and purchase of the goods referred to in the Principal Agreement and all other obligations thereunder insofar as these obligations are or will now be assumed by MPS and PTI under the Subcontracting Manufacturing

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    Agreement.

3. The Equipment Lease provided for in clause 4 of the Principal Agreement be dispensed with.

In Witness Whereof the duly authorized officers of the parties have set their
hands the       day of           1995.

Signatures:

/s/  ^^                                 /s/ ^^
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Microelectronic Packaging Inc.          Innoventure (S) Pte Ltd